UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

February 21, 2008

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

Rule 10b5-1(c) trading plans for Robert A. Eckert to provide for orderly exercises of stock options and the sale of underlying shares of stock prior to the expiration of the stock options

Robert A. Eckert, Chairman of the Board and Chief Executive Officer of Mattel, Inc. (“Mattel”), has, beginning with a grant in May 2000, received periodic grants of stock options. Each of these grants of stock options expires ten years after its respective grant date, with the initial grant expiring in May 2010.

To provide for the orderly exercise of stock options and the sale of underlying shares of stock prior to the expiration of the stock options, Mattel’s Board of Directors has approved guidelines that authorize Mr. Eckert to enter into written, pre-arranged trading plans that are designed to comply with Rule 10b5-1(c) under the Securities Exchange Act of 1934. These plans are sometimes referred to as “10b5-1 plans.” Under the guidelines, Mr. Eckert is permitted to enter into 10b5-1 plans during open trading windows under Mattel’s insider trading policy. The guidelines impose limits on the volume of sales that may be effectuated under the 10b5-1 plans and contain other customary limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile
Senior Vice President, General
Counsel and Secretary

Dated: February 21, 2008

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